EXHIBIT 99.2

FINANCIAL STATEMENTS

OF

CONNECTICUT NATURAL GAS CORPORATION

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010 AND
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(UNAUDITED)

CONNECTICUT NATURAL GAS CORPORATION

TABLE OF CONTENTS

Page
Number

Financial Statements:

Statement of Income for the three and six months ended June 30, 2011 and 2010	3

Balance Sheet as of June 30, 2011 and December 31, 2010	4

Statement of Cash Flows for the six months ended June 30, 2011 and 2010	6

Statement of Changes in Shareholder's Equity	7

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2011	2010	2011	2010

Operating Revenues	$56,672	$51,297	$222,925	$205,583

Operating Expenses
Operation
Natural gas purchased	27,874	25,580	136,530	125,893
Operation and maintenance	18,104	15,007	33,524	31,724
Depreciation and amortization	5,888	5,718	11,735	11,383
Goodwill impairment charge	-	90,923	-	90,923
Taxes - other than income taxes	4,123	3,901	12,447	12,203
Total Operating Expenses	55,989	141,129	194,236	272,126
Operating Income	683	(89,832)	28,689	(66,543)

Other Income and (Deductions), net	296	797	(818)	3,851

Interest Charges, net
Interest on long-term debt	2,586	2,648	5,261	5,278
Other interest, net	439	371	685	712
	3,025	3,019	5,946	5,990
Amortization of debt expense and redemption premiums	44	44	88	88
Total Interest Charges, net	3,069	3,063	6,034	6,078

Income Before Income Taxes, Equity Earnings	(2,090)	(92,098)	21,837	(68,770)

Income Taxes	(375)	(830)	7,216	8,656

Net Income	(1,715)	(91,268)	14,621	(77,426)
Less:
Preferred Stock Dividends of
Subsidiary, Noncontrolling Interests	13	13	26	26

Net Income attributable to Connecticut Natural Gas Corporation	$(1,728)	$(91,281)	$14,595	$(77,452)

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)
	June 30,	December 31,
	2011	2010
Current Assets
Unrestricted cash and temporary cash investments	$2,712	$49,521
Accounts receivable less allowance of $5,100 and $3,609, respectively	44,489	53,310
Unbilled revenues	6,352	18,534
Inter-company receivable	40,000	-
Current regulatory assets	17,271	19,192
Deferred income taxes	2,288	1,625
Natural gas in storage, at average cost	41,471	54,630
Materials and supplies	872	745
Prepayments	501	5,366
Derivative assets	20	353
Total Current Assets	155,976	203,276

Other investments	1,922	1,920

Net Property, Plant and Equipment	417,969	418,023

Regulatory Assets (future amounts due from customers through the ratemaking process)	127,193	135,300

Deferred Charges and Other Assets
Unamortized debt issuance expenses	1,297	1,868
Goodwill	115,767	115,068
Other	1,608	882
Total Deferred Charges and Other Assets	118,672	117,818

Total Assets	$821,732	$876,337

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)
	June 30,	December 31,
	2011	2010
Current Liabilities
Current portion of long-term debt	$3,915	$3,915
Accounts payable	34,930	40,036
Accrued liabilities	12,445	12,781
Current regulatory liabilities	13,419	10,073
Interest accrued	2,652	2,738
Taxes accrued	2,938	9,462
Total Current Liabilities	70,299	79,005

Noncurrent Liabilities
Pension accrued	53,688	60,371
Other post-retirement benefits accrued	18,068	17,515
Other	10,493	11,631
Total Noncurrent Liabilities	82,249	89,517

Deferred Income Taxes (future tax liabilities owed to taxing authorities)	18,530	13,863

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	142,802	139,452

Commitments and Contingencies

Capitalization
Long-term debt	161,849	163,805

Preferred Stock of Subsidiary
Redeemable preferred stock, noncontrolling interests	750	750

Common Stock Equity
Common stock	33,233	33,233
Paid-in capital	351,545	350,827
Retained earnings	(39,537)	5,868
Accumulated other comprehensive income	12	17
Net Common Stock Equity	345,253	389,945

Total Capitalization	507,852	554,500

Total Liabilities and Capitalization	$821,732	$876,337

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2011	2010
Cash Flows From Operating Activities
Net income attributable to Connecticut Natural Gas Corporation	$14,595	$(77,452)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,822	11,383
Deferred income taxes	4,424	(4,820)
Pension expense	3,328	3,272
Goodwill impairment charge	-	90,923
Deferred purchased gas	11,404	14,161
Other non-cash items, net	886	(11,756)
Changes in:
Accounts receivable, net	7,321	5,147
Unbilled revenues	12,182	12,193
Prepayments	4,865	2,950
Natural gas in storage	13,159	19,512
Accounts payable	(5,528)	(14,253)
Interest accrued	(86)	16
Taxes accrued	(6,524)	24,357
Accrued liabilities	(336)	(1,915)
Accrued pension	(9,458)	828
Other assets	(347)	2,794
Other liabilities	(887)	2,971
Total Adjustments	46,225	157,763
Net Cash provided by Operating Activities	60,820	80,311

Cash Flows from Investing Activities
Inter-company receivable	(40,000)	-
Plant expenditures including AFUDC debt	(7,599)	(6,837)
Other	(2)	4,149
Net Cash (used in) Investing Activities	(47,601)	(2,688)

Cash Flows from Financing Activities
Payment of common stock dividend	(60,000)	(11,000)
Other	(28)	(26)
Net Cash provided by Financing Activities	(60,028)	(11,026)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	(46,809)	66,597
Balance at beginning of period	49,521	1,747
Balance at end of period	$2,712	$68,344

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
June 30, 2011
(Thousands of Dollars)
(Unaudited)

					Accumulated
					Other
	Common Stock		Paid-in	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Income	Total
Balance as of December 31, 2010	10,634,436	$33,233	$350,827	$5,868	$17	$389,945

Net income				14,621		14,621
Adjustment to goodwill			718			718
Other comprehensive income, net of tax					(5)	(5)
Payment of common stock dividend				(60,000)		(60,000)
Payment of preferred stock dividend				(26)		(26)
Balance as of June 30, 2011	10,634,436	$33,233	$351,545	$(39,537)	$12	$345,253